SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - October 27, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2015, James L. Wainscott gave notice of his retirement as Chief Executive Officer and President of AK Steel Holding Corporation (the “Company”), to be effective January 1, 2016. Mr. Wainscott will remain as Non-Executive Chairman of the Board of Directors ("Board") following his retirement as an employee of the Company. On the same day, the Management Development and Compensation Committee (the “Committee”) of the Board of the Company recommended, and the Board approved, the appointment of Roger K. Newport as Chief Executive Officer and Kirk W. Reich as President and Chief Operating Officer, effective January 1, 2016.  These promotions are the result of the ongoing review and implementation of the Company’s management development and succession planning program and such changes are intended to continue to position the Company for near- and long-term success. Upon the recommendation of the Nominating & Governance Committee, the Board also elected Mr. Newport as a member of the Board, effective January 1, 2016.

Mr. Newport, age 50, was named Executive Vice President, Finance and Chief Financial Officer on May 29, 2015. In 2014, he was named Senior Vice President, Finance and Chief Financial Officer. He was elected Vice President, Finance and Chief Financial Officer in 2012 and Vice President, Business Planning and Development in 2010. He previously was appointed Chief Accounting Officer in 2004 and Controller in 2001. Prior to that, Mr. Newport served in a variety of other capacities with the Company since joining it in 1985.

 Mr. Reich, age 47, was named Executive Vice President, Manufacturing on May 29, 2015. In 2014, he was named Senior Vice President, Manufacturing. He was elected Vice President, Procurement and Supply Chain Management in 2012 and Vice President, Specialty Steel Operations in May 2010.  He previously was appointed General Manager, Middletown Works, in October 2006.  Prior to that, Mr. Reich served in a variety of other capacities with the Company since joining it in 1989.

With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, the section of the Company’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 13, 2015, entitled “Related Person Transactions,” is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On October 27, 2015, in connection with the aforementioned changes to the Company’s Senior Management discussed under Item 5.02, the Company issued a press release, a copy of which is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibit:
99.1     Press Release issued on October 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 27, 2015